Facebook Reports Fourth Quarter and Full Year 2017 Results

MENLO PARK, Calif. – January 31, 2018 – Facebook, Inc. (NASDAQ: FB) today reported financial results for the quarter and full year ended December 31, 2017.

"2017 was a strong year for Facebook, but it was also a hard one," said Mark Zuckerberg, Facebook founder and CEO. "In 2018, we're focused on making sure Facebook isn't just fun to use, but also good for people's well-being and for society. We're doing this by encouraging meaningful connections between people rather than passive consumption of content. Already last quarter, we made changes to show fewer viral videos to make sure people's time is well spent. In total, we made changes that reduced time spent on Facebook by roughly 50 million hours every day. By focusing on meaningful connections, our community and business will be stronger over the long term."

Fourth Quarter and Full Year 2017 Financial Highlights

	Three Months Ended December 31,		Year-over-Year % Change	Year Ended December 31,		Year-over-Year % Change
In millions, except percentages and per share amounts	2017	2016		2017	2016
Revenue:
Advertising	$12,779	$8,629	48%	$39,942	$26,885	49%
Payments and other fees	193	180	7%	711	753	(6)%
Total revenue	12,972	8,809	47%	40,653	27,638	47%
Total costs and expenses	5,620	4,243	32%	20,450	15,211	34%
Income from operations	$7,352	$4,566	61%	$20,203	$12,427	63%
Operating margin	57%	52%		50%	45%
Provision for income taxes(1)	$3,194			$4,660
Effective tax rate(1)	43%			23%
Net income(1)	$4,268	$3,568	20%	$15,934	$10,217	56%
Diluted Earnings per Share (EPS)(1)	$1.44	$1.21	19%	$5.39	$3.49	54%
(1) In December 2017, the 2017 Tax Cuts and Jobs Act was enacted and significantly impacted U.S. tax law. As a result of this legislation, our fourth quarter and full year 2017 provision for income taxes increased by $2.27 billion, which impacted our effective tax rate, net income and diluted EPS for such periods. Our diluted EPS decreased by $0.77 for both the fourth quarter and full year 2017. See "2017 Tax Cuts and Jobs Act" below for additional information.

Fourth Quarter and Full Year 2017 Operational and Other Financial Highlights

•	Daily active users (DAUs) – DAUs were 1.40 billion on average for December 2017, an increase of 14% year-over-year.

•	Monthly active users (MAUs) – MAUs were 2.13 billion as of December 31, 2017, an increase of 14% year-over-year.

•
Mobile advertising revenue – Mobile advertising revenue represented approximately 89% of advertising revenue for the fourth quarter of 2017, up from approximately 84% of advertising revenue in the fourth quarter of 2016.

•	Capital expenditures – Capital expenditures were $2.26 billion and $6.73 billion for the fourth quarter and full year 2017, respectively.

•	Cash and cash equivalents and marketable securities – Cash and cash equivalents and marketable securities were $41.71 billion at the end of the fourth quarter of 2017.

•	Headcount – Headcount was 25,105 as of December 31, 2017, an increase of 47% year-over-year.

2017 Tax Cuts and Jobs Act
On December 22, 2017, the 2017 Tax Cuts and Jobs Act (the Tax Act) was enacted into law and the new legislation contains several key tax provisions that affected us, including a one-time mandatory transition tax on accumulated foreign earnings and a reduction of the corporate income tax rate to 21% effective January 1, 2018, among others. We are required to recognize the effect of the tax law changes in the period of enactment, such as determining the transition tax, remeasuring our U.S. deferred tax assets and liabilities, and reassessing the net realizability of our deferred tax assets and liabilities. In December 2017, the Securities and Exchange Commission (SEC) staff issued Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (SAB 118), which allows us to record provisional amounts during a measurement period not to extend beyond one year of the enactment date. As a result, our provision for income taxes increased by $2.27 billion and our diluted EPS decreased by $0.77 for both the fourth quarter and full year 2017. Since the Tax Act was passed late in the fourth quarter of 2017, and ongoing guidance and accounting interpretation are expected over the next 12 months, we consider the accounting of the transition tax, deferred tax re-measurements, and other items to be provisional due to the forthcoming guidance and our ongoing analysis of final year-end data and tax positions. We expect to complete our analysis within the measurement period in accordance with SAB 118.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Facebook's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables, and slide presentation. Facebook uses the investor.fb.com and newsroom.fb.com websites as well as Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (404) 537-3406 or +1 (855) 859-2056, conference ID 1279727.

About Facebook

Founded in 2004, Facebook’s mission is to give people the power to build community and bring the world closer together. People use Facebook to stay connected with friends and family, to discover what’s going on in the world, and to share and express what matters to them.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Vanessa Chan
press@fb.com / newsroom.fb.com

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on mobile operating systems, networks, and standards that we do not control; risks associated with new product development and their introduction as well as other new business initiatives; our emphasis on user growth and engagement and the user experience over short-term financial results; competition; litigation; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on November 2, 2017, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2017. In addition, please note that the date of this press release is January 31, 2018, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
We exclude the following items from our non-GAAP financial measures:
Foreign exchange effect on revenue. We translated revenue for the three months and year ended December 31, 2017 using the prior year's monthly exchange rates for our settlement currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.
Purchases of property and equipment. We subtract purchases of property and equipment in our calculation of free cash flow because we believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.
For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$12,972	$8,809	$40,653	$27,638
Costs and expenses:
Cost of revenue	1,611	1,047	5,454	3,789
Research and development	1,949	1,563	7,754	5,919
Marketing and sales	1,374	1,118	4,725	3,772
General and administrative	686	515	2,517	1,731
Total costs and expenses	5,620	4,243	20,450	15,211
Income from operations	7,352	4,566	20,203	12,427
Interest and other income (expense), net	110	(33)	391	91
Income before provision for income taxes	7,462	4,533	20,594	12,518
Provision for income taxes	3,194	965	4,660	2,301
Net income	$4,268	$3,568	$15,934	$10,217
Less: Net income attributable to participating securities	2	7	14	29
Net income attributable to Class A and Class B common stockholders	$4,266	$3,561	$15,920	$10,188
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$1.47	$1.24	$5.49	$3.56
Diluted	$1.44	$1.21	$5.39	$3.49
Weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,907	2,882	2,901	2,863
Diluted	2,954	2,938	2,956	2,925
Share-based compensation expense included in costs and expenses:
Cost of revenue	$50	$32	$178	$113
Research and development	587	641	2,820	2,494
Marketing and sales	106	96	436	368
General and administrative	71	62	289	243
Total share-based compensation expense	$814	$831	$3,723	$3,218

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$8,079	$8,903
Marketable securities	33,632	20,546
Accounts receivable, net of allowances of $189 and $94 as of December 31, 2017 and 2016, respectively	5,832	3,993
Prepaid expenses and other current assets	1,020	959
Total current assets	48,563	34,401
Property and equipment, net	13,721	8,591
Intangible assets, net	1,884	2,535
Goodwill	18,221	18,122
Other assets	2,135	1,312
Total assets	$84,524	$64,961

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$380	$302
Partners payable	390	280
Accrued expenses and other current liabilities	2,892	2,203
Deferred revenue and deposits	98	90
Total current liabilities	3,760	2,875
Other liabilities	6,417	2,892
Total liabilities	10,177	5,767
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	40,584	38,227
Accumulated other comprehensive loss	(227)	(703)
Retained earnings	33,990	21,670
Total stockholders' equity	74,347	59,194
Total liabilities and stockholders' equity	$84,524	$64,961

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Cash flows from operating activities
Net income	$4,268	$3,568	$15,934	$10,217
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	853	614	3,025	2,342
Share-based compensation	814	831	3,723	3,218
Deferred income taxes	(225)	(256)	(377)	(457)
Other	5	7	24	30
Changes in assets and liabilities:
Accounts receivable	(1,374)	(1,011)	(1,609)	(1,489)
Prepaid expenses and other current assets	441	155	(192)	(159)
Other assets	26	(32)	154	14
Accounts payable	50	35	43	14
Partners payable	73	47	95	67
Accrued expenses and other current liabilities	215	372	309	1,014
Deferred revenue and deposits	(7)	14	4	35
Other liabilities	2,531	586	3,083	1,262
Net cash provided by operating activities	7,670	4,930	24,216	16,108
Cash flows from investing activities
Purchases of property and equipment	(2,262)	(1,269)	(6,733)	(4,491)
Purchases of marketable securities	(5,272)	(4,974)	(25,682)	(22,341)
Sales of marketable securities	1,795	4,103	9,444	13,894
Maturities of marketable securities	760	227	2,988	1,261
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	(17)	(41)	(122)	(123)
Change in restricted cash and deposits	3	(21)	67	61
Net cash used in investing activities	(4,993)	(1,975)	(20,038)	(11,739)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(885)	—	(3,246)	(6)
Principal payments on capital lease and other financing obligations	—	—	—	(312)
Repurchases of Class A common stock	(958)	—	(1,976)	—
Other financing activities, net	1	4	(13)	8
Net cash (used in) provided by financing activities	(1,842)	4	(5,235)	(310)
Effect of exchange rate changes on cash and cash equivalents	43	(94)	233	(63)
Net increase (decrease) in cash and cash equivalents	878	2,865	(824)	3,996
Cash and cash equivalents at beginning of period	7,201	6,038	8,903	4,907
Cash and cash equivalents at end of period	$8,079	$8,903	$8,079	$8,903

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Supplemental cash flow data
Cash paid during the period for:
Interest	$—	$—	$—	$11
Income taxes, net	$324	$446	$2,117	$1,210
Non-cash investing and financing activities:
Net change in accounts payable, accrued expenses and other current liabilities, and other liabilities related to property and equipment additions	$(77)	$(47)	$363	$272
Settlement of acquisition-related contingent consideration liability	$—	$—	$102	$33
Change in unsettled repurchases of Class A common stock	$74	$—	$94	$—

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP revenue	$12,972	$8,809	$40,653	$27,638
Foreign exchange effect on 2017 revenue using 2016 rates	(329)		(293)
Revenue excluding foreign exchange effect	$12,643		$40,360
GAAP revenue year-over-year change %	47%		47%
Revenue excluding foreign exchange effect year-over-year change %	44%		46%
GAAP advertising revenue	$12,779	$8,629	$39,942	$26,885
Foreign exchange effect on 2017 advertising revenue using 2016 rates	(327)		(292)
Advertising revenue excluding foreign exchange effect	$12,452		$39,650
GAAP advertising revenue year-over-year change %	48%		49%
Advertising revenue excluding foreign exchange effect year-over-year change %	44%		47%

Net cash provided by operating activities	$7,670	$4,930	$24,216	$16,108
Purchases of property and equipment	(2,262)	(1,269)	(6,733)	(4,491)
Free cash flow	$5,408	$3,661	$17,483	$11,617